UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2010

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34133	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway

Merrimack, New Hampshire 03054

(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 9, 2010, GT Solar International, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, GT Solar Holdings, LLC, as selling stockholder (the “Selling Stockholder”), and UBS Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein (the “Underwriters”), in connection with the offering of 25,000,000 shares of the Company’s common stock (the “Offering”), sold by the Selling Stockholder at a public offering price of $4.85 per share, less discounts and commissions of $0.21825 per share.  Under the terms of the Underwriting Agreement, the Selling Stockholder has granted the Underwriters a 30-day option to purchase up to 3,750,000 additional shares to cover over-allotments, if any.  The Company will not receive any proceeds from the Offering.  The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-161300), as amended, as supplemented by a prospectus supplement dated March 9, 2010 (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and covenants.  It also provides for customary conditions to closing and indemnification rights of the parties.  The closing of the Offering is expected to occur on March 15, 2010.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the actual Underwriting Agreement, which is filed as Exhibit 1.1 hereto.  In connection with the Offering, the Underwriting Agreement is being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement.

Item 8.01.  Other Events.

On March 10, 2010, the Company issued a press release announcing the pricing of the Offering described in Item 1.01 of this report.  A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 9, 2010, by and among the Company, GT Solar Holdings, LLC, as selling stockholder, and UBS Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein.

99.1	Press release dated March 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ HOIL KIM
Date:	March 10, 2010	Hoil Kim
Vice President and General Counsel